FORM OF

                               RIGHTS AGREEMENT


                                    BETWEEN


                              CENDANT CORPORATION


                                      AND



                          BANK ONE TRUST COMPANY, N.A

                     RIGHTS TO PURCHASE NEW FELINE PRIDES



                                          ,1999





                              RIGHTS AGREEMENT


           This RIGHTS AGREEMENT (the "Agreement") is dated as of
 1999, between Cendant Corporation, a Delaware corporation (the "Company"), and Bank One Trust Company, N.A., a national banking association, as Rights Agent and Transfer Agent (the "Rights Agent" and the "Transfer Agent").


                                  RECITALS

           WHEREAS, the Company has entered a certain Stipulation and Agreement of Compromise and Settlement dated as of March 17, 1999 (the "Settlement Agreement") under which the Company is obligated to issue up to 29,161,474 Rights (the "Rights") entitling each holder thereof to two New FELINE PRIDES for every three Rights delivered with two Current FELINE PRIDES; and

           WHEREAS, the Rights Agent, at the request of the Company, has agreed to act as the agent of the Company in connection with the issuance, registration, transfer, exchange and exercise of the Rights;

           NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, the parties hereto agree as follows:


                                 AGREEMENT

      1.   Certain Definitions

           For purposes of this Agreement, the following terms have the meanings indicated:

           (a) "Current FELINE PRIDES" mean the Income PRIDES ("Current Income PRIDES") and Growth PRIDES ("Current Growth PRIDES") that were issued pursuant to a prospectus and prospectus supplement, dated February 23, 1998, and February 24, 1998, respectively.

           (b) "New FELINE PRIDES" mean the new Income PRIDES (the "New Income PRIDES") and new Growth PRIDES (the "New Growth PRIDES") to be issued pursuant to the Settlement Agreement. Each new Income PRIDES will consist of a purchase contract (a "Purchase Contract") to purchase shares of common stock of the Company, $.01 par value per share (collectively, the "Common Stock") and a trust originated preferred security equal to $50 (the "Preferred Security") representing a preferred undivided beneficial interest in the assets of Cendant Capital II, a statutory business trust formed under the Business Trust Act of the State of Delaware (the "Delaware Business Trust Act"). Each New Growth PRIDES will consist of a Purchase Contract and a 1/20 interest in a U.S. Treasury Security maturing on February 15, 2001, with a face amount at maturity of $1,000 (a "Treasury Security").

           (c) "Additional FELINE PRIDES" mean the additional Income PRIDES (the "Additional Income PRIDES") and additional Growth PRIDES (the "Additional Growth PRIDES") to be issued pursuant to the Settlement Agreement. Each Additional Income PRIDES will consist of a Purchase Contract and a Preferred Security. Each Additional Growth PRIDES will consist of a Purchase Contract and a Treasury Security.

           (d) "Special FELINE PRIDES" mean the special Income PRIDES (the "Special Income PRIDES") and special Growth PRIDES (the "Special Growth PRIDES") to be issued pursuant to the Settlement Agreement. Each Special Income PRIDES will consist of a Purchase Contract and a trust originated preferred security equal to $50 representing a preferred undivided beneficial interest in the assets of Cendant Capital III, Cendant Capital IV and Cendant Capital V, each a statutory business trust formed under the Business Trust Act of the State of Delaware (the "Delaware Business Trust Act"). Each Special Growth PRIDES will consist of a Purchase Contract and a Treasury Security.

           (e) "FELINE PRIDES" shall mean, as the context requires, the Current FELINE PRIDES, Additional FELINE PRIDES and Special FELINE PRIDES.

           (f) "Income PRIDES" shall mean, as the context requires, the Current Income PRIDES, Additional Income PRIDES and Special Income PRIDES.

           (g) "Growth PRIDES" shall mean, as the context requires, the Current Growth PRIDES, Additional Growth PRIDES and Special Growth PRIDES.

           (h) "Distribution Date" means the date of distribution of the Rights, which will be no later than five (5) business days from the date on which each and all of the conditions in Section VI of the Settlement Agreement, set forth in Exhibit B hereof, have been satisfied.

   2.   Appointment of Rights Agent.

        The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the instructions hereinafter set forth; and the Rights Agent hereby accepts such appointment, upon the terms and conditions hereinafter set forth.

   3.   Amount Issued.

        Pursuant to the Settlement Agreement and subject to the provisions of this Agreement, the Company shall issue up to 29,161,474 transferable Rights enabling each holder thereof to exchange two Current, Additional or Special FELINE PRIDES and three Rights for two New FELINE PRIDES.

   4.   Form of Rights Certificates.

        The Rights shall be evidenced by certificates (the "Rights Certificates") to be delivered pursuant to this Agreement, in registered form only. The Rights Certificates and the forms of election to exchange and of assignment to be printed on the reverse thereof shall be in substantially the form set forth in Exhibit A hereto together with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rules made pursuant thereto or with any rules of any securities exchange, any agreement between the Company and any holder of a Right, or as may, consistently herewith, be determined by the officers executing such Rights Certificates, as evidenced by their execution of such Rights Certificates.

   5.   Execution of Rights Certificates.

        Rights Certificates shall be signed on behalf of the Company by its Chairman, President, a Vice President or its Treasurer and attested by its Secretary or Assistant Secretary. If the Rights Agent manually countersigns such Rights Certificates on behalf of the Company, each such signature upon the Rights Certificates may be in the form of a facsimile signature of the current or any future Chairman, President, Vice President, Treasurer, Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Rights Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman, President, Vice President, Treasurer, Secretary or Assistant Secretary, notwithstanding the fact that at the time the Rights Certificates shall be delivered or disposed of, such person shall have ceased to hold such office.

        If any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer before the Rights Certificates so signed shall have been delivered by the Rights Agent or disposed of by the Company, such Rights Certificates nevertheless may be delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Rights Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, notwithstanding that on the date of the execution of this Agreement any such person was not such officer.

   6.   Issue of Rights Certificates.

        As soon as practicable after the Distribution Date, the Rights Agent will send by first-class, insured, postage prepaid mail, to each person set forth on the list provided by the Company, at the address of such holder as shown on the records of the Company, a Rights Certificate, evidencing the number of Rights set forth on such list. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

   7.   Registration of Rights Certificate

        The Rights Certificates shall be numbered and shall be registered in a register (the "Rights Register") to be maintained by the Rights Agent. The Company and the Rights Agent may deem and treat the registered holder of a Rights Certificate as the absolute owner thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for the purpose of any exercise thereof or any distribution to the holder thereof and for all other purposes, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

   8.   Registration of Transfers and Exchanges.

        Until the Close of Business on the Expiration Date (as hereinafter defined), the Rights Agent shall from time to time register the transfer of any outstanding Rights Certificates in the Rights Register, upon surrender of such Rights Certificates, duly endorsed, and, if not surrendered by or on behalf of an Original Holder of Rights Certificates accompanied by a written instrument or instruments of transfer in form satisfactory to the Rights Agent, duly signed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by an "eligible guarantor institution" as defined under Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended. Upon any such registration of transfer, a new Rights Certificate shall be issued to the transferee.

        Rights Certificates may be exchanged at the option of the holder or holders thereof, when surrendered to the Rights Agent at its offices or
 agency maintained in [                ] (or at such other offices or
 agencies as may be designated by the Agent) for the purpose of exchanging, transferring and exercising the Rights, (a "Rights Agent Office,") or at the offices of any successor Rights Agent as provided in Section 20 hereof, for another Rights Certificate or other Rights Certificates of like tenor and representing in the aggregate a like number of Rights.

   9.   Duration and Exercise of Rights; Rights Price.

        (a) The Rights shall expire at 5:00 p.m. Eastern Standard Time (the "Close of Business") on February 14, 2001 (the "Expiration Date"). Until the Close of Business on the Expiration Date, the Rights may be exercised on any business day. After the Close of Business on the Expiration Date, the Rights will become void and of no value and all related Company obligations shall expire.

        (b) (i) Subject to the terms of this Agreement, each holder of Rights shall have the right, from the time the Rights are distributed until the Close of Business on the Expiration Date, to purchase from the Company upon exercise of three Rights, for a consideration consisting of two Income PRIDES, two New Income PRIDES, upon surrender to the Company, at the principal office of the Rights Agent, of the instruments specified in paragraph (c) below. In order to exercise Rights, the record owner of the Rights and the Income PRIDES tendered in connection therewith must be identical.

             (ii) Notwithstanding the foregoing, no holder of Rights will be entitled to exercise such Rights for New Growth PRIDES unless (i) such holder received Rights as part of the original distribution of the Rights, as evidenced by its inclusion on the list supplied by the Company pursuant to Section 6 and the number of Rights to be exercised for New Growth PRIDES doe not exceed, together with all other Rights so exercised by such holder, the number of Rights originally distributed to such holder or (ii) the Company otherwise agrees. If a holder of Rights who is not entitled to exercise Rights for Growth PRIDES attempts to so exercise Rights, the Rights certificate shall be returned to such holder as soon as practicable with a notice of rejection.

        (c) A Rights holder shall exercise such holder's right to exchange Rights and Current FELINE PRIDES for New FELINE PRIDES:

             (i) by depositing with the Rights Agent at the Rights Agent Office the Rights Certificate evidencing such Rights with the form of election to purchase on the reverse thereof duly completed and signed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Such signature shall be guaranteed in the manner described in Section 8 hereof unless (1) the form of Election provides that the New FELINE PRIDES are to be delivered directly to the record owner of those Rights, or (2) the Rights Certificate is submitted for the account of a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, and

             (ii) by depositing with the Rights Agent at a Rights Agent Office the FELINE PRIDES certificate representing the requisite amount of FELINE PRIDES or by effecting a book entry transfer of the requisite amount of FELINE PRIDES;

        (d) Once a Rights holder exercises such holder's Rights, such exercise may not be revoked.

        (e) The Rights evidenced by a Rights Certificate shall be exercisable, at the election of the registered holder thereof, in whole or in part from time to time up to an aggregate amount equal to the number of Rights specified in the Rights Certificate. If less than all of the Rights evidenced by a Rights Certificate surrendered upon the exercise of Rights are exercised at any time prior to the Expiration Date, a new Rights Certificate or Certificates shall be issued for the number of Rights evidenced by the Rights Certificate so surrendered that have not been exercised.

        (f) The Rights Agent shall account promptly to the Company with respect to Rights exercised.

        (g) If either the number of Rights being exercised is not specified on a Rights Certificate, or the number of FELINE PRIDES is not sufficient to pay the full aggregate consideration for all New FELINE PRIDES stated to be subscribed for, the Rights holder will be deemed to have exercised the maximum number of Rights that could be exercised for the consideration delivered by such Rights holder. If the consideration delivered by the Rights holder exceeds the aggregate consideration for the number of Rights evidenced by the Rights Certificate(s) delivered by such Rights holder, the consideration will be applied to subscribe for New FELINE PRIDES up to the maximum payment required for use of all evidenced Rights. Any excess consideration remaining after the foregoing allocation will be returned to the Rights holder.

        (h) The consideration for the New FELINE PRIDES shall be paid as follows: (i) if the registered holder of Rights Certificates uses Current FELINE PRIDES as part of the consideration for the New FELINE PRIDES, the consideration shall be paid directly to the Rights Agent; (ii) if the registered holder of Rights Certificates uses Additional or Special FELINE PRIDES as part of the consideration for the New FELINE PRIDES, the consideration shall be paid to Merrll Lynch & Co., as broker-dealer, which shall forward such consideration to the Rights Agent. In either case, the Rights Agent shall deliver the New FELINE PRIDES directly to such registered holder of Rights Certificates.

        (i) The Company covenants that all New FELINE PRIDES issued upon exercise of the Rights will, upon issuance in accordance with the terms of this Agreement, be fully paid and nonassessable and free from all liens, charges and security interests created by or imposed upon the Company with respect to the issuance thereof.

   10.  Cancellation of Rights.

        If the Company shall purchase or otherwise acquire Rights, the Rights Certificates representing such Rights shall thereupon be delivered to the Rights Agent and be canceled by it and retired. The Rights Agent shall cancel all Rights Certificates surrendered for exchange, substitution, transfer or exercise in whole or in part.

   11.  Payment of Taxes.

        The Company shall pay all documentary stamp taxes attributable to the initial issuance of Rights, New FELINE PRIDES, Additional FELINE PRIDES and Special FELINE PRIDES; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Rights Certificates or any certificates for New FELINE PRIDES, Additional FELINE PRIDES or Special FELINE PRIDES in a name other than the registered Holder of a Rights Certificate surrendered upon the exercise of a Right, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or adequate provision has been made for the payment thereof.

   12.  Mutilated or Missing Rights Certificates.

        If any of the Rights Certificates shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue, and the Rights Agent shall deliver, in exchange and substitution for and upon cancellation of the mutilated Rights Certificate, or in lieu of and substitution for the Rights Certificate lost, stolen or destroyed, a new Rights Certificate of like tenor and representing an equivalent number of Rights, but only upon receipt of evidence satisfactory to the Company and the Rights Agent of such loss, theft or destruction of such Rights Certificate and indemnity or bond, if requested, also satisfactory to them. Applicants for such substitute Rights Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Rights Agent may prescribe.

   13.  Transfer, Split up, Combination and Exchange of Rights Certificate.

        At any time after the close of business on the Distribution Date, and at or prior to the close of business on the Expiration Date, any Rights Certificate or Rights Certificates may be transferred, split up, combined or exchanged for another Rights Certificate or Rights Certificates, entitling the registered holder to exchange such Rights Certificate or Rights Certificates for the number of New FELINE PRIDES evidenced by such Rights Certificate or Rights Certificates. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Rights Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent. Thereupon the Rights Agent shall deliver to the Persons entitled thereto the Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

   14. Registration of New FELINE PRIDES, Additional FELINE PRIDES and Special FELINE PRIDES.

        The Company has filed with the SEC registration statements for the New FELINE PRIDES, the Additional FELINE PRIDES and Special FELINE PRIDES on Forms S-3, each of which have been or will be declared effective. The Company will use its best efforts to keep the registration statements continuously effective from the date hereof through the Close of Business ten (10) business days following the Expiration Date. So long as any unexpired Rights remain outstanding, the Company will take all necessary action to obtain and keep effective any and all permits, consents and approvals of government agencies and authorities and to make filings under federal and state securities acts and laws, which may be or become necessary in connection with the issuance, sale, transfer and delivery of the Rights Certificates, the exercise of the Rights and the issuance, sale, transfer and delivery of the Shares issued upon exercise of Rights.

   15.  Furnishing Prospectus to Registered Holders of Rights Certificates

        The Rights Agent, on behalf of the Company, will furnish a copy of the prospectus included as part of the registration statement for the New FELINE PRIDES to (1) any person to whom Rights shall have been issued pursuant to the terms hereof, on or before the delivery of such Rights, and
 (2) every exercising registered holder of Rights Certificates with, or prior to, the delivery of the New FELINE PRIDES; provided, however, that, if such holder has been previously provided a prospectus, the Rights Agent will not be obligated to provide a prospectus to such holder. The Company will supply the Rights Agent with sufficient copies of the prospectus to perform its delivery duties as provided for in this Section 15.

        The Rights Agent will also make available appropriately signed and countersigned New FELINE PRIDES upon the exchange of such Rights for the New FELINE PRIDES.

   16.  Merger, Consolidation or Change of Name of Rights Agent.

        Any corporation into which the Rights Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Rights Agent shall be a party, or any corporation succeeding to the shareholder services business of the Rights Agent, shall be the successor to the Rights Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 20.

   17.  Rights Agent.

        The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

        (a) The Rights Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Rights Certificates to be complied with by the Company nor shall it at any time be under any duty or responsibility to any holder of a Right to make or cause to be made any adjustment in the number of New FELINE PRIDES issuable upon exercise of any Rights, or in the consideration for the Additional FELINE PRIDES or Special FELINE PRIDES (except as instructed by the Company)

        (b) The Company agrees to indemnify the Rights Agent and save it harmless against any and all losses, liabilities and expenses, including judgments, costs and reasonable counsel fees and expenses, for anything done or omitted by the Rights Agent arising out of or in connection with this Agreement except as a result of its negligence or bad faith.

        (c) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing the provisions of this Agreement.

        (d) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman, the President, any Vice President, the Controller, the Treasurer or an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or in good faith reliance upon any statement signed by any one of such officers of the Company with respect to any fact or matter (unless other evidence in respect thereof is herein specifically prescribed) which may be deemed to be conclusively proved and established by such signed statement.

   18.  Change of Rights Agent.

        If the Rights Agent shall resign (such resignation to become effective not earlier than sixty (60) days after the giving of written notice thereof to the Company and the registered holders of Rights Certificates) or shall become incapable of acting as Rights Agent or if the Board of Directors of the Company shall by resolution remove the Rights Agent (such removal to become effective not earlier than thirty (30) days after the filing of a certified copy of such resolution with the Rights Agent and the giving of written notice of such removal to the registered holders of Rights Certificates), the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after such removal or after it has been so notified in writing of such resignation or incapacity by the Rights Agent or by the registered holder of a Rights Certificate (in the case of incapacity), then the registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a successor to the Rights Agent. Pending appointment of a successor to the Rights Agent, either by the Company or by such court, the duties of the Rights Agent shall be carried out by the Company. Any successor Rights Agent, whether appointed by the Company or by such court, shall be a bank or trust company, in good standing, incorporated under the laws of any state or of the United States of America. As soon as practicable after appointment of the successor Rights Agent, the Company shall cause written notice of the change in the Rights Agent to be given to each of the registered holders of the Rights Certificates at such holder's address as appears on the Rights Register. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed. The former Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder and execute and deliver, at the expense of the Company, any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this
 Section 20 or any defect therein, shall not affect the legality or validity of the removal of the Rights Agent or the appointment of a successor Rights Agent, as the case may be.

   19.  Rights of Action.

        All rights of action in respect of this Agreement are vested in the respective registered holders of the Rights Certificates; and any registered holder of any Rights Certificate without the consent of the Rights Agent or of the holder of any other Rights Certificate, may, on his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement. Holders of Rights shall be entitled to recover the reasonable costs and expenses, including attorney's fees, incurred by them in any action to enforce the provisions of this Agreement.

   20.  Right holder Not Deemed a Stockholder.

        Nothing contained in this Agreement or in any of the Rights Certificates shall be construed as conferring upon the holders thereof the right to vote or to receive dividends or to consent or to receive notice as stockholders in respect of the meetings of stockholders or for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

   21.  Notices to Company and Rights Agent.

        Any notice or demand authorized by this Agreement to be given or made by the Rights Agent or by any registered holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by mail, first-class or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Rights Agent), as follows:

        Cendant Corporation
        9 West 57th Street
        37th Floor
        New York, New York  10019
        Attention:  [            ]

        If the Company shall fail to maintain such office or agency or shall fail to give such notice of any change in the location thereof, presentation may be made and notices and demands may be served at the principal office of the Rights Agent.

        Any notice pursuant to this Agreement to be given by the Company or by any registered holder of any Rights Certificate to the Rights Agent shall be sufficiently given if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Rights Agent with the Company), as follows:

        Bank One Trust Company, N.A.
        1 North State Street
        9th Floor
        Chicago, Illinois  60670-0126
        Attention:  [            ]

 The Rights Agent maintains a Rights Agent Office at             .

   22.  Supplements and Amendments.

        The Company and the Rights Agent may from time to time supplement or amend this Agreement without approval of any holders of Right Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein or (iii) to change or supplement the provisions hereunder in any manner which shall not adversely affect the interests of the holders of Rights Certificates. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 24, the Rights Agent shall execute such supplement or amendment unless the Rights Agent shall have determined in good faith that such supplement or amendment would adversely affect its interests under this Agreement. Any supplement or amendment of this Rights Agreement shall be in writing and signed on behalf of the Company and the Rights Agent.

   23.  Successors.

        All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

   24.  Termination.

        This Agreement shall terminate on the Close of Business on a date which is fifteen business days after the Expiration Date. Upon termination of this Agreement, the Rights Agent shall retain all canceled Rights Certificates and related documentation as required by applicable law.

   25.  Governing Law.

        This Agreement and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of the State of New York without regard to principles of conflict of law or choice of laws of the State of New York or any other jurisdiction which would cause the application of any laws other than of the State of New York.

   26.  Benefits of this Agreement.

        Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Rights Certificates any legal or equitable right, remedy or claim under this Agreement, and this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates.

   27.  Counterparts.

        This Agreement may be executed in a number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

   28.  Headings.

        The headings of sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

        IN WITNESS WHEREOF the parties hereto have caused this Rights Agreement to be executed and delivered as of the day and year first above written.


                     CENDANT CORPORATION

                     By: ________________________
                         Name:
                         Title:


                     BANK ONE TRUST COMPANY, N.A.

                     By: ___________________________
                         Name:
                         Title:



                                 Exhibit A

                         Form of Rights Certificate

 Certificate No. -                                     ____________ Rights

           NOT EXERCISABLE AFTER FEBRUARY 14, 2001

 Rights Certificate

 CENDANT CORPORATION

           This certifies that ------------------------, or its registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions
 and conditions of the Rights Agreement dated as of                         ,
 1999, (the "Rights Agreement") between Cendant Corporation, a Delaware corporation (the "Company"), and the Bank One Trust Company, N.A., as
 rights agent (the "Rights Agent"), to exchange at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (New York time) on February 14, 2001, at the principal
 office of the Rights Agent in [           ], three Rights combined with two
 Income PRIDES or two Growth (as such terms are defined in the Rights Agreement) for two New Income PRIDES or two New Growth PRIDES, as the case may be (as such terms are defined in the Rights Agreement), or integral multiples thereof, upon presentation and surrender of this Rights Certificate with the appropriate Form of Election to exchange duly executed.

           This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made.

           This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to exchange such Rights Certificate or Rights Certificates for a like aggregate number of New FELINE PRIDES as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered. In the event that this Rights Certificate is exercised, the holder hereof shall be entitled to receive this Rights Certificate duly marked to indicate that such exercise has occurred as set forth in the Rights Agreement.

           No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose to be the holder of New FELINE PRIDES or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.


           WITNESS the facsimile signature of the proper officers of the
 Company and its corporate seal.  Dated as of          , 1999.

 ATTEST:   [Seal]                CENDANT CORPORATION


 ______________________          By: ________________________
 Name:                              Name:
 Title:                             Title:



                [Form of Reverse Side of Rights Certificate]

                             FORM OF ASSIGNMENT
(To be executed by the registered holder if such holder desires to transfer the Rights Certificate.)

 FOR VALUE RECEIVED --------------------------------------------------------
 hereby sells, assigns and transfers unto --------------------------
 (Please print name and address of transferee) ----------------------------- this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocable constitute and appoint --------------- ------------- Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

 Dated:  ----------------------------


                               _____________________
                               Signature



 Signature Guaranteed:


 Signatures must be guaranteed by an eligible guarantor institution (a bank, stock broker, savings and loan association or credit union with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.



                        FORM OF ELECTION TO EXCHANGE

      (To be executed if holder desires to exercise the Rights Certificate pursuant to Sections 9, 10 or 11 of the Rights Agreement)


 TO CENDANT CORPORATION:

           The undersigned hereby irrevocably elects to exercise
             Rights represented by this Rights Certificate to exchange FELINE PRIDES for New FELINE PRIDES issuable upon the exercise of the Rights and requests that certificates for such New FELINE PRIDES be issued in the name of and delivered to:

    ______________________________________________________________________
        (Please insert social security or other identifying number)

    ______________________________________________________________________
                      (Please print name and address)

    ______________________________________________________________________


           The Rights Certificate indicating the balance, if any, of such Rights which may still be exercised pursuant to Sections 9, 10 or 11 of the Rights Agreement shall be returned to the undersigned unless such person requests that the Rights Certificate be registered in the name of and delivered to:


    ______________________________________________________________________
         Please insert social security or other identifying number (complete only if Rights Certificate is to be registered in a name other than the undersigned)

    ______________________________________________________________________
                      (Please print name and address)

    ______________________________________________________________________

 Date: _________________

                                             __________________
                                                Signature


 Signature Guaranteed:


 Signatures must be guaranteed, if required under Sections 9, 10 or 11 of the Rights Agreement, by an eligible guarantor institution (a bank, stock broker, savings and loan association or credit union with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.